SCHEDULE 14C INFORMATION
     INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES
                           EXCHANGE ACT OF 1934

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/   / Preliminary information        /  / Confidential, for use of
      statement                           the Commission only (as
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                        GULFPORT ENERGY CORPORATION
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             (Name of  Registrant as Specified in Its Charter)

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                        GULFPORT ENERGY CORPORATION
                       1601 NW Expressway, Suite 700
                    Oklahoma City, Oklahoma  73118-1401

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                           INFORMATION STATEMENT
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     This Information Statement is being furnished to the stockholders of
Gulfport Energy Corporation, a Delaware corporation (the "Company"), in connection with proposed amendments to the Company's certificate of incorporation (the "Amendment") to effect a 3 to 1 reverse stock split of the issued and outstanding shares of the Company's common stock, par value $0.01 per share (the "Common Stock").

     The Board of Directors of the Company believes that approval of the Amendment is in the best interest of the Company and its stockholders. Accordingly, on April 5, 1998, the Board of Directors unanimously approved the adoption of the Amendment.

     Under Delaware law, the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock is required to approve the Amendment. On April 8, 1998, in accordance with Delaware law, the holders of a majority of the outstanding shares of the Company's Common Stock executed a written consent approving the Amendment. ACCORDINGLY, WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY. HOLDERS of the Company's Common Stock do not have appraisal rights in connection with approval of the Amendment.

     Under applicable federal securities laws, the Amendment cannot be effected until at least twenty calendar days after this Information Statement has been sent or given to the Company's stockholders.

     As of April 8, 1998, the Company had outstanding 22,076,315 shares of Common Stock. Each share of Common Stock entitles the owner thereof to one vote upon each matter submitted to a vote of stockholders. April 8, 1998 has been fixed as the record date (the "Record Date") for the determination of the Company stockholders entitled to notice of, and to vote upon, the Amendment.

     This Information Statement is being furnished by the Company and was first mailed on or about April 24, 1998 to holders of record of Company Stock as of the close of business on the Record Date.

     The Amendment will not affect the validity or transferability of stock certificates presently outstanding. Promptly after the date the Amendment is effected, the Company will give notice to holders of record of shares of Common Stock that the reverse stock split has become effective and will include with such notice instructions as to how the Company's stockholders may surrender for exchange any stock certificates presently held by them for new certificates representing the number of shares of Common Stock after the reverse stock split.

       NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
            SECURITIES COMMISSION HAS PASSED UPON THE ACCURACY
              OR ADEQUACY OF THIS INFORMATION STATEMENT.  ANY
                REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

   The date of this Information Statement is April 24, 1998.
Proposed Amendment to Effect Reverse Stock Split

     In order to comply with the listing requirements under the Rules of the National Association of Securities Dealers, Inc., the Board of Directors has adopted, subject to stockholder approval, an amendment to its Certificate of Incorporation to effect a reverse stock split ("Reverse Stock Split") pursuant to which each three outstanding shares of Common Stock will become one share of the Company's then outstanding Common Stock. The intent of the Reverse Stock Split is to increase the marketability and liquidity of the Common Stock and to facilitate the listing of the Common Stock on the Nasdaq National Market. As the Reverse Stock Split has been approved by the stockholders, the Reverse Stock Split will become effective at such time as the Company files a Certificate of Amendment with the Secretary of State of Delaware. The Board of Directors reserve the right, notwithstanding stockholder approval and without further action by the stockholders, not to proceed with the Reverse Stock Split if, at any time prior to filing the Certificate of Amendment, the Board of Directors, in its sole discretion, determines that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

Purposes and Effects of the Reverse Stock Split

     The effect of the proposed Reverse Stock Split will be to reduce the number of shares of Common Stock outstanding without a change in the par value of Common Stock. Consummation of the Reverse Stock Split will not alter the number of authorized shares of Common Stock. Proportionate voting rights and other rights of stockholders will not be altered by the Reverse Stock Split.

     The Board of Directors believes that the Reverse Stock Split will increase the marketability and liquidity of the Common Stock. Theoretically, the number of shares outstanding should not, by itself, affect the marketability of the stock, the type of investor who acquires it or a company's reputation in the financial community, but in practice this is not necessarily the case, as many investors look upon lower-priced stock as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks. The Board of Directors also believes that the current per share price of the Common Stock has reduced the effective marketability of the shares because of the reluctance of many brokerage firms and institutional investors to recommend lower-priced stock to their clients or to hold them in their own portfolios.

     Although there can be no assurance that the price of the Common Stock after the Reverse Stock Split will actually increase in an amount proportionate to the decrease in the number of outstanding shares, the Reverse Stock Split is intended to result in a price level for the Common Stock that will increase investor interest, reduce resistance of brokerage firms to recommend the Common Stock and facilitate the Company's listing on the Nasdaq National Market.

     The Reverse Stock Split may leave certain stockholders with one or more "odd lots" of Common Stock, i.e., stock in amounts of less than 100 shares. These shares may be more difficult to sell, or require a greater commission per share to sell, than shares in even multiples of 100.

     All of the outstanding options and other grants include provisions for adjustments in the number of shares covered thereby, and the exercise price thereof, in the event of a reverse stock split by appropriate action of the Board of Directors.

Exchange of Stock Certificates

     As soon as possible after the date the Certificate of Amendment is filed with the Delaware Secretary of State (the "Effective Date"), holders of Common Stock will be notified and requested to surrender their present Common Stock certificates for new certificates representing the number of whole shares of Common Stock after the Reverse Stock Split. Until so surrendered, each current certificate representing shares of Common Stock will be deemed for all corporate purposes after the Effective Date to evidence ownership of Common Stock in the appropriately reduced whole number of shares. American Stock Transfer & Trust Company will be appointed exchange agent to act for stockholders in effecting the exchange of their certificates.

     No scrip or fractional share certificates for Common Stock will be issued in connection with the Reverse Stock Split. All fractional share interests resulting from the Reverse Stock Split will instead be rounded-up to a whole share of new Common Stock, and each holder of Common Stock who would otherwise be entitled to receive a fractional share of Common Stock after the Reverse Stock Split will, in lieu of such fractional share, receive a whole share of new Common Stock upon surrender of certificates representing Common Stock held by such holder.

Federal Income Tax Consequences

     The following is a general discussion of certain federal income tax consequences of the Reverse Stock Split of the Company. This discussion does not purport to deal with all aspects of federal income taxation that may be relevant to holders of Common Stock and is not intended to be applicable to all categories of investors, some of which, such as dealers in securities, banks, insurance companies, tax-exempt organizations and foreign persons, may be subject to special rules. Furthermore, the following discussion is based on current provisions of the Internal Revenue Code of 1986, as amended, and administrative and judicial interpretations as of the date hereof, all of which are subject to change. Holders of Common Stock are advised to consult their own tax advisors regarding the federal, state, local and foreign tax consequences of the Reverse Stock Split.

     The Company believes that the Reverse Stock Split will be a tax-free recapitalization for the Company and its stockholders and that the distribution by the Company to stockholders of a whole share in lieu of fractional share interests will be a tax-free stock dividend. Accordingly, stockholders will not recognize any gain or loss for federal income tax purposes as a result of the Reverse Stock Split. The Common Stock in the hands of a stockholder following the Reverse Stock Split will have an aggregate basis for computing gain or loss equal to the aggregate basis of shares of Common Stock held by that stockholder immediately prior to the Reverse Stock Split. A stockholder's holding period for the Common Stock will be the same as the holding period for the shares of Common Stock exchanged therefor.